--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM 8-K

                         ------------------------------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 20, 2006

                         GALAXY NUTRITIONAL FOODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      1-15345                25-1391475
--------------------------------  ------------------------   -------------------
        (State or other           (Commission File Number)     (IRS Employer
juristidiction of incorporation)                             Identification No.)

                                2441 Viscount Row
                             Orlando, Florida 32809
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (407) 855-5500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

This Report includes forward-looking statements related to Galaxy Nutritional Foods, Inc. that involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the execution of our current business strategy, and other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect Galaxy's future results and business plans, please see our filings with the Securities and Exchange Commission, including in particular our Annual Report on Form 10-K for the year ended March 31, 2006. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Section 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 and Item 3.02 of this Report on Form 8-K is incorporated herein by reference.

Section 2. Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to a Note Purchase Agreement dated July 19, 2006 and signed on June 20, 2006, Galaxy Nutritional Foods, Inc. (the "Company") issued a new unsecured convertible note for $2,685,104.17 (the "Note" or "Loan") to Frederick A. DeLuca, a greater than 10% shareholder. The proceeds from the Note were used to repay or refinance $2,400,000 in unsecured promissory notes that matured on June 15, 2006 (including one such note in the principal amount of $1,200,000 owned by Mr. DeLuca) and a $285,104.17 registration rights penalty owed to Mr. DeLuca. The Note accrues interest at 12.5% per annum. No interest or principal payments are required under the Note until its maturity in fifteen months on October 19, 2007. Principal, together with any accrued and unpaid interest, on the Note is convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share. As additional consideration for making the Loan, the Company issued Mr. DeLuca a warrant (the "Warrant") to purchase up to 200,000 shares of the Company's common stock at an exercise price equal to $0.35 per share. The Warrant is fully vested and can be exercised on or before the expiration date of July 19, 2009.

On July 25, 2006, the Company issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Section 3. Securities and Trading Market

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 2.03 above, principal, together with any accrued and unpaid interest, on the Note is convertible at any time prior to payment into shares of the Company's common stock at a conversion price of $0.35 per share. In consideration for the Loan described above, the Company issued Frederick A. DeLuca a Warrant dated July 19, 2006 to purchase up to 200,000 shares of the Company's common stock at an exercise price equal to $0.35 per share. The Warrant is fully vested and can be exercised on or before the expiration date of July 19, 2009. The Company relied on exemptions from registration provided by
Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated under such Act in issuing the Note and Warrant.

As a result of the acquisition of the Note and Warrant, Mr. DeLuca's "beneficial ownership" in the Company will increase from approximately 23% to approximately 48% within the meaning of the Securities Exchange Act of 1934 (which, among other things, assumes Mr. DeLuca's conversion of the entire amount of principal and a portion of the interest on the Note for an aggregate of 8,171,726 shares and the exercise of all of his currently outstanding warrants into 500,000 shares).

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

4.26        Convertible Note dated July 19, 2006

4.27        Warrant dated July 19, 2006

10.31       Note  Purchase   Agreement   dated  July  19,  2006  between  Galaxy
            Nutritional Foods, Inc. and Frederick A. DeLuca

99.1 Press Release regarding the refinancing issued by the Company on July 25, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2006                    Galaxy Nutritional Foods, Inc.

                                        By: /s/ Salvatore J. Furnari
                                            ------------------------------------
                                            Salvatore J. Furnari
                                            Chief Financial Officer